UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Announces Conference Call to Discuss

Third Quarter 2009 Earnings

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2009 third quarter earnings results on October 28, 2009, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing U.S. (toll-free) 877-941-2333 or access the following Web link to the live call: http://w.on24.com/r.htm?e=164722&s=1&k=937FBE7392F7ED2CB4E230EE84290E93 or visit umb.com.

A replay of the conference call may be heard until November 11, 2009, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4161441. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. Visit umb.com for more company information.